February 20, 2013

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 462 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.  We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 462 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction.  We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 462 to the Registration Statement.  This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent.  This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

JMS/MVW

EXHIBIT A

1.

7Twelve Balanced Fund

2.

13D Activist Fund

3.

Adaptive Allocation Fund

4.

Altegris Equity Long Short Fund

5.

Altegris Fixed Income Long Short Fund

6.

Altegris Future Evolution Strategy Fund

7.

Altegris Macro Strategy Fund

8.

Altegris Managed Futures Strategy Fund

9.

Altegris Multi-Strategy Fund

10.

Altrius Small Cap Value Fund

11.

Ascendant Balanced Fund

12.

Ascendant Multicap Equity Fund

13.

Ascendant Natural Resources Fund

14.

Ascendant Natural Resources Master Fund

15.

Ascendant Patriot Fund

16.

Astor Active Income ETF Fund

17.

Astor S.T.A.R. ETF Fund

18.

Astor Long/Short ETF Fund

19.

BTS Bond Asset Allocation Fund

20.

BTS Diversified Income Fund

21.

Bandon Isolated Alpha Fixed Income Fund

22.

Beech Hill Total Return Fund

23.

Biondo Focus Fund

24.

Biondo Growth Fund

25.

Bishop Volatility Flex Fund

26.

CIFG MaxBalanced Fund

27.

CMG Absolute Return Strategies Fund

28.

CMG Tactical Equity Strategy Fund

29.

CWC Small Cap Aggressive Value Fund

30.

Chadwick & D’Amato Fund

31.

Changing Parameters Fund

32.

Diversified Risk Parity Fund

33.

The Collar Fund

34.

The Currency Strategies Fund

35.

Eagle MLP Strategy Fund

36.

EAS Alternative Fund

37.

EAS Trademark Capital Global Fund

38.

The FX Strategy Fund

39.

GMG Defensive Beta Fund

40.

GPS Multiple Strategy Fund

41.

Generations Multi-Strategy Fund

42.

Ginkgo Multi-Strategy Fund

43.

The Giralda Fund

44.

Grant Park Managed Futures Strategy Fund

45.

Incline Capital Trend Following Fund

46.

Investment Partners Opportunities Fund

47.

Iron Horse Fund

48.

KCM Macro Trends Fund

49.

The Lacerte Guardian Fund

50.

Leader Short-Term Bond Fund

51.

Leader Total Return Fund

52.

Makefield Managed Futures Strategy Fund

53.

MutualHedge Frontier Legends Fund

54.

MutualHedge Equity Long-Short Legends Fund

55.

MutualHedge Event Driven Legends Fund

56.

Navigator Equity Hedged Fund

57.

PSI Market Neutral Fund

58.

PSI Total Return Fund

59.

PSI Strategic Growth Fund

60.

PSI Tactical Growth Fund

61.

PTA Comprehensive Alternatives Fund

62.

Pacific Alternative Strategies Fund

63.

Pacific Balanced Fund

64.

Pacific Financial Core Equity Fund

65.

Pacific Financial Explorer Fund

66.

Pacific Financial Faith & Values Based Conservative Fund

67.

Pacific Financial Faith & Values Based Moderate Fund

68.

Pacific Financial Faith & Values Based Aggressive Fund

69.

Pacific Financial Flexible Growth & Income Fund

70.

Pacific Foundational Asset Allocation Fund

71.

Pacific Financial International Fund

72.

Pacific Financial Strategic Conservative Fund

73.

Pacific Financial Tactical Fund

74.

Power Income Fund

75.

Princeton Futures Strategy Fund

76.

Quantitative Managed Future Strategy Fund

77.

Rady Bear Fund

78.

Rady Commodity Equity Fund

79.

Rady Growth and Income Fund

80.

Rady Monthly High Income Fund

81.

Rady Multi-Strategy Alternative Fund

82.

Rady Small Cap Value Fund

83.

Rady Tactical Long/Short Fund

84.

RPG Premium Emerging Markets Sector Fund

85.

SCA Absolute Return Fund

86.

SCA Directional Fund

87.

Sandalwood Multi-Strategy Opportunity Fund

88.

Sierra Core Retirement Fund

89.

Sierra Strategic Income Fund

90.

SouthernSun Small Cap Fund

91.

SouthernSun U.S. Equity Fund

92.

Tatro Capital Tactical Appreciation Fund

93.

Toews Hedged Commodities Fund

94.

Toews Hedged Emerging Markets Fund

95.

Toews Hedged Growth Allocation Fund

96.

Toews Hedged High Yield Bond Fund

97.

Toews Hedged International Developed Markets Fund

98.

Toews Hedged Large-Cap Fund

99.

Toews Hedged Small & Mid Cap Fund

100.

TransWestern Institutional Short Duration Government Bond Fund

101.

Triex Tactical Long/Short Fund

102.

Wade Tactical Long Short Fund

103.

Wintrust Capital Disciplined Equity Fund

104.

Wintrust Capital Small Cap Opportunity Fund

105.

Zeo Strategic Income Fund